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                                                                       Exhibit A
                                                                       ---------


                           RESTRICTED SHARES AGREEMENT
                           ---------------------------

         Cardinal Health, Inc., an Ohio corporation (the "Company"), hereby grants, pursuant to the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended (the "Plan"), to Kathy Brittain WHITE (the "Executive") that number of common shares in the Company (the "Additional Incentive Shares") equal to the quotient of (a) the sum of (i) one half of the Executive's Base Salary as in effect on February 9, 2000 and (ii) one half of the Executive's target annual bonus for fiscal year 2000 under the Bonus Plan calculated on a full year basis based upon the target bonus percentage in effect on February 9, 2000, divided by (b) the closing NYSE sales price per common share on the Grant Date (rounded down to the nearest whole share). The Additional Incentive Shares are subject to all provisions of the Plan, which are hereby incorporated herein by reference, and shall be subject to the provisions of this Agreement. This Agreement also hereby incorporates by reference the Agreement of the Executive and the Company, dated as of February 9, 2000 (the "Agreement"), and any reference to "this Agreement" herein includes this Restricted Shares Agreement and the Agreement. Any capitalized terms used in this Restricted Shares Agreement that are not specifically defined herein shall have the meanings ascribed to such terms in the Agreement.

         1. VESTING. Except as otherwise provided in this Agreement, 100% of the Additional Incentive Shares shall vest on February 9, 2002 (which date shall be the "Vesting Date").

         2. PURCHASE PRICE. The purchase price of Additional Incentive Shares shall be $0.00.

         3. TRANSFERABILITY. Prior to the Vesting Date, the Executive shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Additional Incentive Shares. The Additional Incentive Shares will be held by the Company; provided, however, that the Company will deliver certificates representing those Additional Incentive Shares that have fully vested within a reasonable time after being requested in writing to do so.

         4. TERMINATION OF SERVICE. If the Executive's employment with the Cardinal Group terminates prior to the Vesting Date, all of the Restricted Shares shall be forfeited. Notwithstanding the foregoing, if the Executive's employment with the Company is terminated before the end of the Employment Period by the Company without Cause or by the Executive for Good Reason, the Additional Incentive Shares shall nevertheless vest on the Vesting Date unless the Executive has violated any of the provisions of Section 4 of the Participant Agreement. If the Executive's employment with the Company terminates prior to the vesting of the Additional Incentive Shares by reason of the Executive's death or disability, then the restrictions with respect to a ratable portion of the Additional Incentive Shares shall lapse and such shares shall not be forfeited, unless the Executive has violated any of the provisions of Section 4 of the Participant Agreement. Such ratable portion shall be an amount equal to the number of Additional Incentive Shares multiplied by the portion of the period between February 9, 2000 and the second anniversary thereof that has expired at the date of the Executive's death or disability.

                                                                             ***

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         5. SPECIAL FORFEITURE/CLAWBACK RULES. Notwithstanding the foregoing, if at any time prior to the Vesting Date, the Executive violates any of the provisions of Section 4 of the Participant Agreement, the Additional Incentive Shares shall be forfeited by the Executive. In addition, if at any time the Executive violates any of the provisions of Section 4 of the Participant Agreement, the Executive is subject to being required to pay the Clawback Amount to the Company, as more fully set forth in Section 2(c) of the Agreement. No provision of this Agreement shall diminish, negate, or otherwise affect any separate noncompete agreement to which the Executive may be a party. The Executive acknowledges and agrees that the provisions contained in this item 5 are being made for the benefit of the Cardinal Group in consideration of the Executive's receipt of the Additional Incentive Shares, in consideration of employment, in consideration of exposing the Executive to the Cardinal Group's business operations and confidential information, and for other good and valuable consideration, the adequacy of which consideration is hereby expressly confirmed. The Executive further acknowledges that the receipt of the Additional Incentive Shares and execution of this Agreement are voluntary actions on the part of the Executive, and that the Company is unwilling to provide the Additional Incentive Shares to the Executive without their being subject to this item 5.

         6. RIGHT OF SET-OFF. By accepting these Additional Incentive Shares, the Executive consents to a deduction from and set-off against any amounts owed to the Executive by the Cardinal Group from time to time (including but not limited to amounts owed to the Executive as wages, severance payments, or other fringe benefits) to the extent of the amounts so owed.

         7. SHAREHOLDER RIGHTS AND RESTRICTIONS. Except with regard to the disposition of Additional Incentive Shares, the Executive shall generally have all rights of a shareholder with respect to the Additional Incentive Shares from the date of grant, including, without limitation, the right to receive dividends with respect to the Additional Incentive Shares and the right to vote the Additional Incentive Shares, but subject, however, to those restrictions in this Agreement or in the Plan.

         8. WITHHOLDING TAX. The Company shall have the right to require the Executive to pay to the Company the amount of any taxes which the Company determines that it is required to withhold with respect to the Additional Incentive Shares (including the amount of any taxes which the Company is required to withhold with respect to dividends on the Additional Incentive Shares) or, in lieu thereof, to retain, or sell without notice, a sufficient number of Additional Incentive Shares to cover the amount required to be withheld. The Company shall also have the right to facilitate withholding by any other method permitted by the Plan.

         9. GOVERNING LAW/VENUE. This Agreement shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of law, except to the extent superseded by the laws of the United States of America. In addition, all legal actions or proceedings relating to this Restricted Shares Agreement shall be brought in state or federal courts located in Franklin County, Ohio, and the parties executing this Agreement hereby consent to the personal jurisdiction of such courts. The Executive acknowledges that the covenants contained in item 5 of this Restricted Shares Agreement and in Section 4 of the Participant Agreement are reasonable in nature, are fundamental for the protection of the Cardinal Group's legitimate business and proprietary interests, and do not adversely affect the Executive's ability to earn a living in any capacity that does not violate such covenants. The parties further agree that, in the event of any

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violation by the Executive of any such covenants, the Cardinal Group will suffer immediate and irreparable injury for which there is no adequate remedy at law.
In the event of any violation or attempted violations of such covenants, the Cardinal Group shall be entitled to specific performance and injunctive relief or other equitable relief without any showing of irreparable harm or damage, and the Executive hereby waives any requirement for the securing or posting of any bond in connection with such remedy, without prejudice to the rights and remedies afforded the Cardinal Group hereunder or by law. In the event that it becomes necessary for the Cardinal Group to institute legal proceedings under this Agreement, the Executive shall be responsible to the Cardinal Group for all costs and reasonable legal fees incurred by the Cardinal Group with regard to such proceedings. Any provision of this Agreement that is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such provision, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

         10. PROMPT ACCEPTANCE OF AGREEMENT. The Additional Incentive Shares grant evidenced by this Agreement shall, at the discretion of the Committee, be forfeited if this Agreement is not executed by the Executive and returned to the Company within sixty days of the grant date set forth below.



                                                  CARDINAL HEALTH, INC.


DATE OF GRANT:  February 9, 2000                   By:
                ----------------                      --------------------------
                                                      Steven Alan Bennett
                                                      Executive Vice President

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                             ACCEPTANCE OF AGREEMENT
                             -----------------------


         The Executive hereby: (a) acknowledges that the Executive has received a copy of (i) the attached Restricted Shares Agreement, (ii) the Company's most recent Annual Report and other communications routinely distributed to the Company's shareholders, (iii) the Agreement, (iv) the Plan, and (vi) the most recent summary description of the Plan issued by the Company; and (b) accepts this Agreement and the Additional Incentive Shares granted to the Executive under this Agreement subject to all provisions of the Restricted Shares Agreement, the Plan, and the Agreement; (c) represents and warrants to the Company that the Executive is purchasing the Additional Incentive Shares for the Executive's own account, for investment, and not with a view to or any present intention of selling or distributing the Additional Incentive Shares either now or at any specific or determinable future time or period or upon the occurrence or nonoccurrence of any predetermined or reasonably foreseeable event; and (d) agrees that no transfer of the Additional Incentive Shares shall be made unless the Additional Incentive Shares have been duly registered under all applicable federal, state, local and foreign securities laws pursuant to a then-effective registration that contemplates the proposed transfer or unless the Company has received a written opinion of, or satisfactory to, its legal counsel that the proposed transfer is exempt from such registration.


                                            ------------------------------------
                                            Executive's Signature


                                            ------------------------------------
                                            Executive's Social Security Number


                                            ------------------------------------
                                            Date

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                                    AGREEMENT
                                    ---------


         THIS AGREEMENT, dated and effective as of the 9th day of February, 2000, is made and entered into by and between Cardinal Health, Inc., an Ohio corporation (the "Company"), and Kathy Brittain White (the "Executive").

         WHEREAS, the Company and the Executive desire to set forth in a written agreement the terms and conditions under which the Executive will render services to the Company;

         WHEREAS, the Executive is covered by the Allegiance Change in Control Plan ("Allegiance Plan") and the Executive's Participant Agreement ("Participant Agreement") thereunder (together, the "Allegiance Arrangement") and the Company and the Executive desire to clarify certain aspects of the Allegiance Arrangement;

         NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, agree as follows:

         1. ADDITIONAL INCENTIVE AWARDS. If the Executive remains employed by the Company through February 9, 2002, the Executive shall be paid an amount (the "Additional Incentive Bonus") equal to one-half of the sum of (i) the Executive's Base Salary as in effect on February 9, 2000 and (ii) the Executive's target annual bonus for fiscal year 2000 under the Company bonus plan for which the Executive is then eligible calculated on a full year basis based upon the target bonus percentage in effect on February 9, 2000. The Additional Incentive Bonus, if payable, shall be paid as soon as administratively practicable but in no case later than March 31, 2002. In addition, the Executive is simultaneously herewith being granted restricted stock (the "Additional Incentive Shares"), pursuant to the Restricted Shares Agreement attached to this Agreement as Exhibit A (the "Restricted Shares Agreement").

         2. EMPLOYMENT TERMINATION. (a) CONSEQUENCES OF TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE FOR GOOD REASON. If, at any time prior to February 9, 2002, the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason (each within the meaning of Section 7 of the Participant Agreement), the Executive shall not be entitled to any further compensation or benefits provided for under this Agreement except as provided in the Restricted Shares Agreement and the Allegiance Arrangement, if any, and except for any unpaid portion of the Additional Incentive Bonus, provided that the Executive has complied with all of the Executive's obligations under Section 4 of the Participant Agreement.

         (b) OTHER EMPLOYMENT TERMINATIONS. If the Executive's employment is terminated for any reason other than by the Company without Cause or by the Executive for Good Reason, the Executive shall not be entitled to any compensation provided for under this

                                                                             ***
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Agreement, other than, in the case of termination because of disability or death, the benefits provided for in the Allegiance Arrangement and the Restricted Shares Agreement, if any.

         (c) ACKNOWLEDGMENT AND ENFORCEMENT. (i) The Executive acknowledges and agrees that: (A) the purpose of Section 4 of the Participant Agreement is to protect the goodwill, trade secrets and other confidential information of the Company; (B) because of the nature of the businesses in which the Company and all of its subsidiaries, partnerships, joint ventures, limited liability companies, and other affiliates (collectively, the "Cardinal Group") are engaged and because of the nature of the confidential information to which the Executive has access, the Company would suffer irreparable harm and it would be impractical and excessively difficult to determine the actual damages of the Cardinal Group in the event the Executive breached any of the covenants of
Section 4 of the Participant Agreement; and (C) remedies at law (such as monetary damages) for any breach of the Executive's obligations under Section 4 of the Participant Agreement would be inadequate. The Executive therefore agrees and consents that if the Executive commits any breach of a covenant under
Section 4 of the Participant Agreement or threatens to commit any such breach, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage.

                  (ii) In addition, in the event of a violation of Section 4 of the Participant Agreement, the Company shall have no obligation to pay the Additional Incentive Bonus, if it has not previously been paid, and shall have the right to cause the Additional Incentive Shares to be forfeited (if they have not previously vested) as provided in the Restricted Shares Agreement and to require the Executive to pay to the Company all or any portion of the Clawback Amount (as defined below) within 30 days following written notice by the Company to the Executive (the "Company Notice") that it is imposing such requirement. The "Clawback Amount" means the sum of:

                           A. the Additional Incentive Bonus, if it has
                  previously been paid;

                           B. the amount equal to the gross gain realized or
                  obtained by the Executive resulting from the vesting of the Additional Incentive Shares, measured at the date of vesting (i.e., the market value of the Additional Incentive Shares on the vesting date); and

                           C. if (x) the Executive has sold or otherwise
                  disposed of any of the Additional Incentive Shares, an amount equal to the excess of (I) the fair market value thereof on the date of the sale or disposition over (II) the fair market value thereof on the date such shares vested, and if (y) the Executive has not sold or otherwise disposed of the Additional Incentive Shares, an amount equal to the excess of (I) the fair market value thereof on the 30th day following the date of the Company Notice over (II) the fair market value thereof on the date such shares vested.

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                  (iii) With respect to any provision of this Section 2 finally determined by a court of competent jurisdiction to be unenforceable, the Executive and the Company hereby agree that such court shall have jurisdiction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination. If any of the covenants of this Section 2 are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company's right to enforce any such covenant in any other jurisdiction.

         3. INTERACTION WITH ALLEGIANCE ARRANGEMENT. This Agreement incorporates by reference the Allegiance Arrangement, and, with regard solely to the Executive, supersedes the Allegiance Arrangement to the extent the Allegiance Arrangement is inconsistent with this Agreement. Any capitalized term used but not defined herein shall have the meaning ascribed to it in the Allegiance Plan. This Agreement is intended to be interpreted and applied consistent with the terms of the Allegiance Arrangement unless specifically indicated otherwise herein. With respect to the Executive, the employment period covered by the Allegiance Arrangement ceases on January 31, 2001 and shall not apply with respect to any Change in Control other than that arising from the merger of Allegiance Corporation with the Company.

         4. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Cardinal Group for which the Executive may qualify, nor, subject to Section 3 of this Agreement and Section 4 of the Participant Agreement, shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Cardinal Group. Vested benefits and other amounts that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Cardinal Group on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement. Notwithstanding the foregoing, the Executive waives all of the Executive's rights to receive severance payments and benefits under any severance plan, policy or practice of the Cardinal Group or any entity merged with or into the Cardinal Group (or any part thereof), except for those severance benefits, if any, provided for under the Allegiance Arrangement.

         5. ENTIRE AGREEMENT. This Agreement, together with the Allegiance Arrangement to the extent it is not inconsistent with this Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, or understandings with respect thereto.

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         IN WITNESS WHEREOF, the Executive has hereunto set her hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.



                                              EXECUTIVE


                                              ------------------------------
                                              Kathy Brittain White



                                              CARDINAL HEALTH, INC.


                                              By
                                                ----------------------------
                                                   Robert D. Walter
                                                   Chief Executive Officer

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